Exhibit 99.1

News Release

Ameriprise Financial To Acquire
Long-Term Asset Management Business

Of Columbia Management for Approximately $1 Billion

All-cash acquisition includes $165 billion
in long-term assets under management

Ameriprise global assets under management to be nearly $400 billion

Acquisition provides far-reaching product distribution opportunities

Transaction is expected to be accretive
to earnings and return on equity within one year

MINNEAPOLIS — September 30, 2009 — Ameriprise Financial, Inc. (NYSE: AMP) today announced a definitive agreement to acquire the long-term asset management business of Columbia Management from Bank of America for approximately $1 billion in cash. The transaction is expected to be accretive to Ameriprise Financial earnings and return on equity within one year, excluding one-time integration costs.

As of June 30, 2009, Boston-based Columbia managed approximately $93 billion in equity assets and $72 billion in fixed income assets. The cash business managed by Columbia is not included in the transaction.

The combination will:

•                  Create a preeminent asset management business with nearly $400 billion in global assets under management, and the eighth-largest manager of long-term mutual funds in the U.S.;

•                  Include a five-year strategic distribution agreement that provides ongoing access to clients of Bank of America affiliated distributors, including U.S. Trust;

•                  Add extensive talent and a broad lineup of strong-performing retail and institutional investment products to Ameriprise Financial;

•                  Leverage the strength of the well-regarded Columbia Management and Columbia Wanger brands;

•                  Provide opportunities for significant cost savings. The company expects to generate $130 to $150 million in annual net synergies, with approximately half of these savings expected to be realized in the first year and substantially all in the second year.

“This acquisition transforms our asset management business, a core component of our integrated business model, and will significantly accelerate our growth,” said Jim Cracchiolo, chairman and chief executive officer of Ameriprise Financial. “The combined business, which will bring together an extraordinary depth of investment talent, will provide the scale and the investment performance record for us to serve a broad range of investors—retail, high net worth and institutional.

“In addition to being accretive to earnings in the first year, we expect this acquisition to deliver an attractive return to our investors,” Mr. Cracchiolo continued. “Using prudent assumptions for market appreciation and other factors, we expect the transaction to generate returns that are substantially greater than our cost of capital.

“We were able to pursue this compelling opportunity in large part because of the strength of the company and our capital position, which we maintained through the very challenging market conditions of 2008 and early 2009, and which we supplemented in June. Importantly, after the transaction closes, our capital position will remain strong, with continued substantial flexibility.

“I am also confident that we will integrate Columbia Management with Ameriprise Financial efficiently and effectively. Our demonstrated strength in executing complex transactions—through our spinoff in 2005, our acquisition of Threadneedle and our 2008 acquisitions—has given us the expertise and experience necessary to make this transaction successful.”

The total consideration to be paid will be between $900 million and $1.2 billion based on net asset flows at Columbia Management before closing. Variations in the total consideration will not affect the company’s earnings and return on equity accretion estimates. The acquisition will be funded through the use of cash on hand.

Ameriprise Financial will retain its strong balance sheet fundamentals after the acquisition closes, with excess capital of more than $1 billion and a strong liquidity position.

The combined asset manager, which will be based primarily in Boston, will operate under the Columbia Management brand. Columbia Wanger and the Acorn family of funds will retain their brands. The RiverSource brand will remain the primary mark for the company’s insurance and annuities entities and certain institutional and mutual funds. Marsico Capital Management will continue to serve as a sub-advisor for certain Columbia Management funds.

The combined U.S. asset management business will be led by Ted Truscott, currently president, U.S. asset management, annuities and chief investment officer, Ameriprise Financial. Michael A. Jones, currently president of Columbia Management, will serve as president, U.S. asset management. Colin Moore, chief investment officer at Columbia Management, will serve that role for the combined organization.

“This is a fantastic opportunity to turbo-charge the growth of our asset management business,” Mr. Truscott said. “Asset management is all about talent, and we are excited about the opportunity to bring together the talents of Columbia, Wanger and RiverSource. In addition, the deal includes broad access to clients of several Bank of America entities, including the high-net-worth investors of U.S. Trust, which creates a significant opportunity to produce future growth in this business.

“We are also excited to work with Tom Marsico and Marsico Capital Management. We have very high regard for the strong track record that Tom and his team have achieved over many years.”

The transaction is subject to customary regulatory reviews and approvals. It is expected to close in the spring of 2010.

J.P. Morgan acted as financial advisor and Simpson Thacher & Bartlett LLP acted as legal advisor for Ameriprise Financial.  Merrill Lynch acted as financial advisor and Cleary Gottlieb Steen & Hamilton LLP acted as legal advisor for Bank of America.

Ameriprise Financial to host investor conference call

September 30, 2009 at 10:00 a.m. eastern time

Mr. Cracchiolo; Walter Berman, executive vice president and chief financial officer of Ameriprise Financial; and Mr. Truscott will host an investor conference call at 10:00 a.m. eastern time today.  A live audio webcast of the conference call and the presentation slides will be accessible to the general public on the company’s investor relations website at ir.ameriprise.com

Legal Notice Regarding Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs.  All statements other than statements of historical fact included in this news release are forward-looking statements. Examples of forward-looking statements in this release include management’s expectations regarding the assets under management, margin expansion, cost savings and net synergies, market performance, EPS and ROE accretion we would realize following consummation of the transaction subject of this release (the “Columbia acquisition”), estimated purchase price in respect of the Columbia acquisition, and future excess capital and liquidity position.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Ameriprise Financial and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, difficulties potentially delaying or preventing the completion of the Columbia acquisition on the contractual terms among the parties. A list of certain additional factors that could cause actual results to be materially different from those expressed or implied by any of these forward-looking statements is detailed under the heading “Forward-Looking Statements” under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008. These forward-looking statements speak only as of today’s date, and we undertake no obligation to update publicly or revise them for any reason.

About Ameriprise Financial

Ameriprise Financial, Inc. is a diversified financial services company serving the comprehensive financial planning needs of the mass affluent and affluent.

For more information, visit ameriprise.com.

Contacts

Ameriprise Financial

Investor Relations:	Media Relations:

Laura Gagnon	Ben Pratt
612.671.2080	612.678.5881
laura.c.gagnon@ampf.com	benjamin.j.pratt@ampf.com

Paul Johnson
612.671.0625
paul.w.johnson@ampf.com

Ryan Lund
612.671.3459
ryan.s.lund@ampf.com